Exhibit 10.1
UAL CORPORATION
SUCCESS SHARING PROGRAM —
PERFORMANCE INCENTIVE PLAN
AMENDMENT NO. 2
This Amendment No. 2 to the UAL Corporation Success Sharing Program — Performance Incentive Plan dated January 1, 2007 (the “Plan”), is made as of January 1, 2009.
WHEREAS, pursuant to Section VI.A of the Plan, the Plan may be modified or amended by the Board of Directors (the “Board”); and
WHEREAS, final regulations have been issued under Section 409A, which are effective as of January 1, 2009, and the Board wishes to comply with such regulations and the related transition guidance by amending the Plan effective as of, January 1, 2009;
NOW THEREFORE, Section IV.B of the Plan is hereby amended, effective as of January 1, 2009, by adding the following sentence at the end thereof:
“Notwithstanding the foregoing or any other provision in the Plan to the contrary, (i) payment of annual Incentive Awards and quarterly Incentive Awards earned over the fourth quarter of a calendar year shall be made in the year following the year in which such Incentive Award was earned; and (ii) payment of quarterly Incentive Awards earned over the first through third quarter of a calendar year shall be made no later than 2 1/2 months following the end of the year in which such Incentive Award was earned.”
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IN WITNESS WHEREOF, this Amendment No. 2 to the UAL Corporation Success Sharing Program — Performance Incentive Plan is executed on this 26th day of September, 2008.

Paul R. Lovejoy Name

Senior Vice President, General Counsel and Secretary Title

/s/ Paul R. Lovejoy Signature